UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2021

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Agreement.

Merger Agreement

On November 5, 2021, Industrial Logistics Properties Trust, a Maryland real estate investment trust (the “Company”), Monmouth Real Estate Investment Corporation, a Maryland corporation (“Monmouth”), and Maple Delaware Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), entered into a definitive agreement and plan of merger (the “Merger Agreement”) under which, subject to the terms and conditions thereof, the Company will acquire Monmouth in an all-cash transaction (the “Merger”).

Transaction Structure and Consideration

Under the terms and subject to the conditions set forth in the Merger Agreement, Monmouth will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of the Company. Upon the closing of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Monmouth that is issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, the Company or Merger Sub) will be automatically converted into the right to receive $21.00 per share in cash (the “Common Stock Consideration”) and each share of 6.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Monmouth that is issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, the Company or Merger Sub) will be automatically converted into the right to receive an amount in cash equal to $25.00 plus accumulated and unpaid dividends. The Merger Agreement permits Monmouth to continue to declare and pay regular quarterly dividends up to $0.18 per share of common stock for each completed quarter and $0.3828125 per share of 6.125% Series C Cumulative Redeemable Preferred Stock per quarter until the Effective Time.

Treatment of Equity Awards

At the Effective Time, each Monmouth stock option and restricted stock award outstanding immediately prior to the Effective Time, whether vested or unvested, will become fully vested and converted into the right to receive, in the case of stock options, the spread between the Common Stock Consideration and the exercise price and, in the case of restricted stock awards, the Common Stock Consideration. Any out-of-money stock options will be canceled for no consideration.

Certain Other Terms and Conditions of the Merger Agreement

The completion of the Merger is subject to certain customary closing conditions, including, without limitation: (i) approval of the Merger by Monmouth’s common stockholders; (ii) the absence of an injunction or law prohibiting the Merger; (iii) the accuracy of each party’s representations and warranties, subject in most cases to material adverse effect qualifications; (iv) material compliance with each party’s covenants and agreements; (v) receipt by each party of a certificate confirming the satisfaction of the conditions specified in (iii) and (iv); and (vi) receipt by the Company of an opinion as to the qualification of Monmouth as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Merger is not subject to the Company obtaining financing, and each party has the right to seek specific performance or other equitable relief against the other party to enforce the terms of the Merger Agreement.

The Merger Agreement contains representations and warranties of both parties customary for transactions of this nature. In addition, Monmouth has agreed to customary covenants and agreements, including, among others, to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and to refrain from engaging in certain kinds of actions during this period.

The Board of Trustees of the Company and the Board of Directors of Monmouth have each unanimously approved the Merger Agreement, and the Board of Directors of Monmouth has resolved to recommend approval of the Merger by Monmouth’s stockholders, subject to the terms and conditions of the Merger Agreement.

Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Merger is expected to close during the first half of 2022. The Company has the right, by providing written notice to Monmouth no later than the date on which the last of the closing conditions (other than closing conditions that, by their terms, cannot be satisfied until the closing) has been satisfied, to extend the closing date of the Merger to a date no later than February 3, 2022.

Non-Solicitation Covenants; Termination; Termination Fee

Monmouth has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties or engage in discussions or negotiations with third parties regarding acquisition proposals, subject to customary exceptions. The Board of Directors of Monmouth may change its recommendation to Monmouth’s stockholders only in limited circumstances that are described in the Merger Agreement.

The Merger Agreement may be terminated (i) by either party if the Merger is not consummated by May 5, 2022; (ii) by either party if any governmental entity prohibits the Merger and such prohibition has become final and non-appealable; (iii) by either party if the requisite approval of Monmouth’s stockholders is not obtained; (iv) by either party if the other party has breached a representation, warranty, covenant or agreement contained in the Merger Agreement and such a breach would lead to failure of a closing condition, subject to certain cure period; (v) by the Company, if the Board of Directors of Monmouth has, among other things, withdrawn its recommendation that Monmouth’s stockholders vote in favor of the Merger; and (vi) by Monmouth, in order to enter into a definitive agreement for a superior proposal. The Merger Agreement also provides that, in the event Monmouth terminates the Merger Agreement under specified circumstances, including termination by Monmouth to accept and enter into an agreement with respect to a superior proposal, or the Company terminates the Merger Agreement because the Board of Directors of Monmouth has changed its recommendation in favor of the Merger, Monmouth will be required to pay the Company a termination fee of $72 million.

The Merger Agreement also provides that Monmouth must reimburse the Company for its expenses up to $10 million if the Merger Agreement is terminated because Monmouth’s stockholders fail to approve the Merger.

Financing of the Merger

In connection with the financing of the transactions contemplated by the Merger Agreement, the Company has obtained commitments (the “Debt Commitment”) from lenders, pursuant to a commitment letter, dated as of the date of the Merger Agreement, to make available to the Company a bridge loan, under which the Company may borrow up to $4.0 billion on a short-term basis for 364 days (the “Debt Financing”). The joint lead arrangers and bookrunners for the Debt Financing are Citigroup Global Markets Inc. and UBS AG, Stamford Branch. The Debt Financing is contemplated to be secured by all or a portion of 101 industrial and logistical properties owned by subsidiaries of the Company and the properties of Monmouth that are to be acquired pursuant to the Merger Agreement. The Debt Financing may be used to fund the payment of the merger consideration, to repay existing debt of Monmouth or its subsidiaries and to pay fees and expenses in connection with the foregoing or the Merger.  The Debt Commitment is subject to customary conditions precedent, including the consummation of the Merger in accordance with the terms and conditions set forth in the Merger Agreement. The Company may pursue alternative options to finance all or a portion of the transactions contemplated by the Merger Agreement, including permanent financing and options to reduce the amount borrowed under Debt Financing through investments by equity partners or other debt financing.

Voting Agreement

The Company also entered into a voting agreement with Eugene W. Landy and Michael P. Landy pursuant to which they agreed, subject to the terms and conditions of such voting agreement, in their capacity as stockholders of Monmouth, to vote their shares of common stock in favor of the Merger. The shares of common stock subject to the voting agreement represent approximately 3% of the outstanding voting power of Monmouth's common stock

*      *      *      *       *       *

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is only a summary, does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Monmouth or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by Monmouth in connection with the execution of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Monmouth rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company, Monmouth or Merger Sub.

*      *      *      *       *       *

Item 8.01. Other Events.

Extension of Financing under Credit Agreement

On November 5, 2021, the Company exercised its right to extend its existing Credit Agreement, dated as of December 29, 2017, with Citibank, N.A., as administrative agent and collateral agent, and other financial institutions party thereto (as amended or modified from time to time, the “Credit Agreement”), for six months to June 2022. The Credit Agreement was previously filed as Exhibit 10.1 to Select Income REIT’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 29, 2017. The Credit Agreement was due to expire in December 2021. All other terms and conditions of the Credit Agreement remain in full force and effect.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negative or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements and the implications of these statements are not guaranteed to occur and may not occur for various reasons, some of which are beyond the Company’s control. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	This Current Report on Form 8-K states the Company entered into the Merger Agreement to acquire Monmouth and that such transaction is expected to close in the first half of 2022. The transaction is subject to closing conditions, including obtaining the approval of Monmouth’s stockholders, that are outside of the parties’ control and may not be met. The transaction may not be completed on the contemplated terms, or at all, or it may be delayed.

•	This Current Report on Form 8-K states the Company has obtained commitments from the lenders to make available the Debt Financing. The Debt Commitment is subject to conditions precedent, including entering into definitive debt documentation and the consummation of the Merger in accordance with the terms and conditions set forth in the Merger Agreement, many of which are outside the Company’s control and may not be met. The Debt Financing may not be obtained on the contemplated terms, or at all, or it may be delayed.

•	This Current Report on Form 8-K states the Company may pursue alternative options to finance all or a portion of the transactions contemplated by the Merger Agreement, including permanent financing and options to reduce the amount borrowed under Debt Financing through investments by equity partners or other debt financing. However, the Company may not be able to find alternative financing in required amounts and/or on favorable terms, if at all.

The information contained in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from the Company’s forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.SEC.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, the Company does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 5, 2021, by and among Industrial Logistics Properties Trust, Monmouth Real Estate Investment Corporation and Maple Delaware Merger Sub LLC.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated: November 8, 2021